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                                                                    EXHIBIT 5.02

                                    [Letterhead]

                                 April 6, 1999

Lehman Brothers Holdings Inc.
Lehman Brothers Holdings Capital Trust II
Lehman Brothers Holdings Capital Trust III
Lehman Brothers Holdings Capital Trust IV
Lehman Brothers Holdings Capital Trust V
Lehman Brothers Holdings Capital Trust VI
c/o Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York 10285

           Re: Lehman Brothers Holdings Capital Trust II, Lehman Brothers Holdings Capital Trust III, Lehman Brothers Holdings Capital Trust IV, Lehman Brothers Holdings Capital Trust V and Lehman Brothers Holdings Capital Trust VI

Ladies and Gentlemen:

    We have acted as special Delaware counsel for Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), Lehman Brothers Holdings Capital Trust II, a Delaware business trust ("Trust II"), Lehman Brothers Holdings Capital Trust III, a Delaware business trust ("Trust III"), Lehman Brothers Holdings Capital Trust IV, a Delaware business trust ("Trust IV"), Lehman Brothers Holdings Capital Trust V, a Delaware business trust ("Trust V"), and Lehman Brothers Holdings Capital Trust VI, a Delaware business trust ("Trust VI") (Trust II, Trust III and Trust IV, Trust V and Trust VI are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of Trust II, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 16, 1998;

        (b) The Certificate of Trust of Trust III, as filed with the Secretary of State on January 16, 1998;

        (c) The Certificate of Trust of Trust IV, as filed with the Secretary of State on March 31, 1999;

        (d) The Certificate of Trust of Trust V, as filed with the Secretary of State on March 31, 1999;

        (e) The Certificate of Trust of Trust IV, as filed with the Secretary of State on March 31, 1999;

        (f) The Declaration of Trust of Trust II, dated as of January 16, 1998 among the Company and the trustees of Trust I named therein;

        (g) The Declaration of Trust of Trust III, dated as of January 16, 1998 among the Company and the trustees of Trust III named therein;

        (h) The Declaration of Trust of Trust IV, dated as of March 31, 1999 among the Company and the trustees of Trust IV named therein;

Lehman Brothers Holdings Inc.
Lehman Brothers Holdings Capital Trust II
Lehman Brothers Holdings Capital Trust III
Lehman Brothers Holdings Capital Trust IV
Lehman Brothers Holdings Capital Trust V
Lehman Brothers Holdings Capital Trust VI
c/o Lehman Brothers Holdings Inc.

April 6, 1999
Page 2

        (i) The Declaration of Trust of Trust V, dated as of March 31, 1999 among the Company and the trustees of Trust V named therein;

        (j) The Declaration of Trust of Trust VI, dated as of March 31, 1999 among the Company and the trustees of Trust VI named therein;

        (k) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus with respect to the Trusts (the "Prospectus"), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial ownership interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission;

        (l) A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibits A and B thereto) (collectively, the "Declarations" and individually, a "Declaration"), attached as an exhibit to the Registration Statement; and

        (m) A Certificate of Good Standing for each of the Trusts, dated April 6, 1999, obtained from the Secretary of State.

    Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations.

    For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

    For purposes of this opinion, we have assumed (i) that each of the Declarations will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Declarations and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents

Lehman Brothers Holdings Inc.
Lehman Brothers Holdings Capital Trust II
Lehman Brothers Holdings Capital Trust III
Lehman Brothers Holdings Capital Trust IV
Lehman Brothers Holdings Capital Trust V
Lehman Brothers Holdings Capital Trust VI
c/o Lehman Brothers Holdings Inc.

April 6, 1999
Page 3

examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Declarations and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Declarations and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

    This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Section3801 et seq.

        2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

        3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in each Declaration.

    We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Experts" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                          Very truly yours,

                                          /s/Richards, Layton & Finger P.A.

FaM/DKD/sek